EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of The FINOVA Group Inc. and FINOVA Capital Corporation on Form S-3 of our reports dated February 10, 1999, appearing in the Annual Reports on Forms 10-K/A and 10-K of The FINOVA Group Inc. and FINOVA Capital Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Phoenix, Arizona
March 15, 1999